Exhibit 10.24d
                                                                 --------------

                                 Addendum No. 3
                                       to
                            VOLUME PURCHASE AGREEMENT

         This Addendum No. 3 to VOLUME PURCHASE AGREEMENT (this "Addendum") is hereby entered into by AMSC Subsidiary Corporation ("AMSC") and TRIMBLE NAVIGATION LIMITED ("TRIMBLE") on the date last indicated below.

                                    RECITALS

A. TRIMBLE and AMSC entered into a certain VOLUME PURCHASE AGREEMENT dated March 10, 1995, as amended on December 19, 1995 and later on January 29, 1997 (collectively, the "Agreement").

B. TRIMBLE and AMSC intend to further amend the Agreement to reduce the shipment rate of Galaxy Production Units (as defined in the Agreement).

C. TRIMBLE and AMSC therefore hereby modify the Agreement as follows:

                                    ADDENDUM

1.       REDUCTION OF SHIPMENT RATE

         Beginning  August  1997,  Trimble  will  reduce  the  number  of Galaxy
         Production Units shipped to AMSC from five hundred (500) Galaxy Production Units per month to two hundred fifty (250) Galaxy Production Units per month, and AMSC shall purchase such units at such rate, until AMSC has purchased the number of such Galaxy Production Units required by the Agreement.

2.       PRICES

         Prices for Units shipped to AMSC through November 1997 shall remain unchanged at one thousand six hundred seventy five U.S. Dollars ($1,675). Beginning with the Galaxy Production Units shipped to AMSC in December, 1997 the price per unit will increase to one thousand seven hundred fifty U.S. Dollars ($1,750).

3.       PREPAYMENT

         3.1 In accordance with the Agreement, AMSC has prepaid Trimble one million six hundred seventy five thousand U.S. Dollars ($1,675,000) for Galaxy Production Units scheduled to be shipped through at the rate of five hundred (500) Galaxy Production Units per month for the months of August and September, 1997. Due to the reduction in shipment rate as provided above, this prepaid amount shall be sufficient to prepay for shipment through November, 1997.

         3.2 The prepayment due for December, 1997 shipment of two hundred fifty (250) Galaxy Production Units shall be prepaid as follows:

                  3.2.1 Two hundred eighteen thousand seven hundred fifty U.S. Dollars ($218,750) shall be paid on or before October 15, 1997, and

                  3.2.2 Two hundred eighteen thousand seven hundred fifty U.S. Dollars ($218,750) shall be paid on or before November 1, 1997.

                  Trimble's  obligation   to  ship  the  December,  1997  Galaxy
Production Units is conditioned upon

                  Trimble's timely receipt of such prepayments.

         3.3 Beginning November 15, 1997, AMSC will continue to prepay Trimble for Galaxy Production Units on or before the 15th of each month for the shipment two months later (e.g., the payment for the two hundred fifty (250) Galaxy Production Units to be shipped January, 1997 shall be due and payable on or before November 15, 1997.) Trimble's obligation to ship the Galaxy Production Units is conditioned upon Trimble's timely receipt of such prepayments.

4.       INCREASE OF SHIPMENT RATE

         4.1 Upon forty-five (45) days prior written notice, AMSC may instruct Trimble to resume shipping at a rate of five hundred
                  (500) Galaxy Production Units per month on a sustained basis. Such instruction shall be irrevocable.

         4.2 Upon such instruction to increase the shipment rate to five hundred (500) Galaxy Production Units per month and as a condition of Trimble's obligation to ship such Galaxy Production Units:

                  4.2.1 At least forty-five days prior to the first day of the month in which Trimble makes the first increased shipment. AMSC shall make a prepayment to Trimble of eight hundred thirty seven thousand five hundred U.S. Dollars ($837,500);

                  4.2.2 AMSC shall make prepayments of eight hundred thirty seven thousand five hundred U.S. Dollars (:$837,500) on or before the 15th of each month; and

                  4.2.3    The price of each Galaxy Production Unit shall be one
                           thousand  six  hundred  seventy  five  U.S.   Dollars
                           ($1,675).

5.       RATIFICATION OF THE AGREEMENT

         In all other respects, TRIMBLE and AMSC hereby ratify and affirm the Agreement.

WITH INTENT TO BE BOUND, TRIMBLE and AMSC have signed this Amendment on the dates written below.

              TRIMBLE NAVIGATION LIMITED          AMSC SUBSIDIARY CORPORATION

Signature:    /s/Tom Ellis                        /s/Stephen D. Peck
              ------------                        ------------------
Typed
Name:         Tom Ellis                           Stephen D. Peck

Title:        Vice President, Mobile Position     Chief Financial Officer
              & Communications

Date:         8/28/97                             8/29/97
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